Exhibit 10.1

CANCELLATION MEMO DATED AS OF AUGUST 15, 2013

BY AND BETWEEN:	HOMI INDUSTRIES LTD, an Israeli company, #512805193, whose address for the purposes of this Memo shall be Merkazim A Building, 1 Aba Eben Street, 3rd Floor, Herzliya Pituach Herzliya Pituach 46725, Israel; Fax: +972-9-9728626, e-mail: jackronnel@my-homi.com, with a mandatory copy to Reif & Reif Law Offices, e-mail: Mail@ReifLaw.com (“HOMI”);

AND:	BAHRY BUSINESS & FINANCE (1994) LTD, an Israeli company, #511939670, whose address for the purposes of this Memo shall be c/o Avraham Bahry, 1 Gan Hashikmim St., Savion 5690500 (“Lender”);

WHEREAS:
HOMI and Lender entered into a Loan Agreement, dated as of September 1, 2012 (the “Loan Agreement”), whereby Lender loaned to HOMI the amount of $200,901.- (two hundred thousand nine hundred and one US Dollars) (the “Loan”), to be repaid on the basis of a computation of revenues received by HOMI’s affiliate, HOMI UK Ltd (the “Affiliate”), from a turnkey computerized mini-bar system operated by the Affiliate at the Hilton Olympia Hotel in London (the “Minibar System”); and

WHEREAS:
the outstanding balance of the Loan, will, after HOMI pays to Lender the repayments due in respect of June 2013 and July 2013, be $165,029.-  (one hundred and sixty five thousand and twenty-nine US Dollars) (the “Outstanding Loan Balance”);

WHEREAS:	HOMI and Lender entered into a Deed of Pledge, dated as of September 1, 2012 (the “Existing Deed of Pledge”), pursuant to which HOMI created a fixed charge, in Lender’s favour, over the Minibar System, which was registered as HOMI’s Charge No. 8 with Israel’s Registrar of Companies (the “Existing Charge”);

WHEREAS:	Lender has notified HOMI that it has assigned all of its rights under the Loan Agreement, to Alon Mordoch (90%) and Ilan Bahry (10%) (collectively, the “Assignees”) and has requested that HOMI create and register a fixed charge (the “New Charge”) over the Minibar System, in favour of the Assignees, in an amount equal to the Outstanding Loan Balance, which charge will come in place of the Existing Charge, pursuant to a new deed of pledge, between HOMI and the Assignees, in substantially the same form as the Existing Deed of Pledge (the “New Deed of Pledge”);

THEREFORE, THE PARTIES HAVE MADE CONDITION AND AGREED AS FOLLOWS:

1.	The Existing Deed of Pledge; The Existing Charge

With a view to facilitating the creation and registration of the New Charge, pursuant to the New Deed of Pledge:

1.1	the Existing Deed of Pledge is hereby terminated with immediate effect, and neither Party has or shall have any claim against the other in respect of the Existing Deed of Pledge and/or said termination thereof;

1.2	Lender will, concurrent with the execution of this Memo, execute and deliver to HOMI a letter from Lender to Israel’s Registrar of Companies, requesting the immediate cancellation of the Existing Charge, and HOMI will file this letter with the Registrar of Companies in order to cancel the Existing Charge.

2.	The New Deed of Pledge; The New Charge

2.1	Lender will, concurrent with the execution of this Memo, deliver to HOMI the New Deed of Pledge, as prepared by HOMI, duly signed by the Assignees in three original counterparts. HOMI will then countersign the New Deed of Pledge, in order to create the New Charge, and will file it with the Registrar of Companies, together with a duly executed Form 10, in order to register the New Charge.

Cancellation Memo HOMI Industries – Bahry Business

2.2	HOMI will notify Lender upon the Registrar of Companies’ recordal of the cancellation of the Existing Charge and the registration of the New Charge, and will submit a copy of the paperwork confirming said actions.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS
CANCELLATION MEMO AS OF THE DATE FIRST ABOVE WRITTEN:

HOMI INDUSTRIES LTD	BAHRY BUSINESS & FINANCE (1994) LTD
By: Jacky Ronnel, CEO	By: Avraham Bahry, Chairman
By: Bella Kivilis, Controller